Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement Form S-8 pertaining to The Laclede Group, Inc., of our report dated April 25, 2013, with respect to the financial statements of the Missouri Natural Gas Division of Laclede Gas Company Wage Deferral
Savings Plan for the year ended October 31, 2012.

St. Louis, Missouri
February 5, 2014